UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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SONORAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington                                                                                      13-4093341

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

3100 W. Ray Road, Ste 130, Chandler, AZ  85226

(Address of principal executive offices)

480-963-8800

(Issuer's telephone number, including area code)

if changed since last report)

  Item 1.01    Entry Into a Material Definitive Agreement.

On December 15, 2005, Sonoran Energy, Inc. ("Sonoran" or the "Company") entered into an agreement with Welltec A/S ("Welltec") for up to $20,000,000 in services to be rendered to the Company.  Pursuant to the terms of the Agreement, attached hereto as Exhibit 10.13, Welltec has agreed to help the Company in maintaining and exploring the Company's oil properties using Welltec's proprietary technologies including, but not limited to, the Well Tractor, Well Stroker, Well Key and Well Cleaner.  Furthermore, Welltec has agreed to (1) maintain and repair the Welltec equipment used in any projects assigned by the Company; (2) to provide, at the Company's request, additional equipment, materials and services as may be required by Sonoran in connection with any contracted for operations; (3) to assist the Company in job planning; (4) to assist Sonoran in worksite operations and in the implementation of Welltec's means and resources in case of emergency; and (5) to provide daily reports showing detailed chronology of operations, composition and full measurement of wireline tool string used breakdown time, and maintenance and repairs performed and spares consumed.

 Welltec has agreed to accept, at Welltec's discretion, a combination of common stock and net revenues from the specific project on which they provide their services as payment for their services.  All services will be agreed upon in advance and pricing will be established prior to commencement of any project.  All services will be provide for payment in either equity or net revenues, or  combination thereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.13	Worldwide Master Agreement between Sonoran Energy, Inc. and Welltec A/S

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President

Date: December 19, 2005